WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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             Exhibit 27 - Financial Data Schedule

                            9-30-99
                     Amount (In Thousands)
Cash                                                   $ 3,689
Federal Funds Sold                                       3,310
Trading Assets                                             -0-
Investments AFS                                         28,557
Investments HTM                                            -0-
Investments-Market                                         -0-
Loans                                                   69,954
Allowance for Losses                                       625
Total Assets                                           111,501
Deposits                                               102,440
Short-Term Borrowings                                      -0-
Other Liabilities                                          196
Long-Term Debt                                             -0-
Preferred Stock-Mandatory                                  -0-
Preferred-Non Mandatory                                    -0-
Common Stock                                             2,566
Other Stockholders Equity                                5,892
Total Liab.-Stockh. Equity                             111,501
Interest on Loans                                        4,884
Interest on Investments                                  1,335
Other Interest Income                                      268
Total interest Income                                    6,487
Interest on Deposits                                     2,948
Total Interest Expense                                   2,948
Net Interest Income                                      3,539
Provision-Loan Losses                                      155
Securities-Gain/Loss                                       -0-
Other Expenses                                           2,762
Income Before Tax                                        1,177
Income Before Extraordinary                              1,177
Extraordinary Less Tax                                     -0-
Cumul. Change Acct. Principal                              -0-
Net Income                                                 750
Earnings Per Share-P                                      1.46
Earnings Per Share-D                                      1.46
Net Interest Yield-EA                                     3.85
Loans-Non Accrual                                           45
Loans Past Due > 90 Days                                   -0-
Troubled Debt Restructuring                                -0-
Potential Problem Loans                                    -0-
Allowance-Beginning                                        594
Total Charge-Offs                                          173
Total Recoveries                                            49
Allowance End of Period                                    625
Loan Loss-Domestic                                         625
Loan Loss-Foreign                                          -0-
Loan Loss-Unallocated                                      -0-



(b)  Reports on Form 8-K, None


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